Exhibit 10.4

Chengdu Time Share Technology Information Co., Ltd.

Sichuan Time Share Advertising & Communication Co., Ltd.

Jilun He

and

Da’en He

Cooperative Operations Agreement

November 10, 2006

Cooperative Operations Agreement

This Cooperative Operations Agreement (thereinafter “Agreement”) is entered into between the following parties in Beijing on November 10, 2006:

Party A: Chengdu Time Share Technology Information Co., Ltd.

Address: Guixi Industrial Park, High-Tech District, Chengdu

Legal representative: Jilun He

Party B: Sichuan Time Share Advertising & Communication Co., Ltd.

Address: Guixi Industrial Park, High-Tech District, Chengdu

Legal representative: Jilun He

Party C: Jilun He

ID number: 510132197202200077

Party D: Da’en He

ID number: 512323193707171812

In this Agreement, Party A, Party B, Party C and Party D hereinafter are individually referred to as a “Party”, and collectively “Parties”.

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise incorporated and validly existing under the laws of the People’s Republic of China (“China”);

2.	Party B is a limited liability company registered and validly existing in China, engaging relevant advertising business;

3.	Party C and Party D are Chinese citizens with full abilities to engage in civil activities and are holding 98% and 2% of Party B’s equity, respectively; and

4.	Party A and Party B have executed relevant agreements, e.g. Exclusive Technology Consulting and Service Agreement. In order to ensure the effective and sufficient performance of the above-mentioned agreements and enhance the business cooperation, the Parties agree to further define such cooperation relations by a written agreement.

Now therefore, the Parties hereby agree as follows:

1.	The Operation of the Company

1.1.	The Parties agree that as Party B and Party A have executed relevant agreements, e.g., Exclusive Technology Consulting and Service Agreement, and Party B shall pay Party A relevant fees under certain agreements, in order to ensure Party B’s normal operation and the ability to pay the above-mentioned fees. Party C and Party D shall not directly or indirectly engage, or cause Party B to engage any deal or similar behavior that could materially affect Party B’s assets, rights or operation, including but without limitation the following:

1.1.1.	Assign relevant rights and obligations under this Agreement to any third party;

1.1.2.	Supplement, amend or revise Party B’s Articles of Association in any way, increase or decrease Party B’s registered capital, or change Party B’s equity structure in any other way;

1.1.3.	Assign or promise to assign its equity to Party B in any way, or dispose or decrease its equity holding percentage in Party B in any way, or set mortgage, pledge, security or any other interests restrictions on its equity in Party B;

1.1.4.	Cause or agree with Party B, beyond daily business, to sell, assign, mortgage or dispose any assets, business, investment, acquire a third party’s assets, business, investment in any other way, or impose any security or interests restrictions on its assets, business, investment, or promise to do any of the above-mentioned behavior;

1.1.5.	Cause Party B to close or go out of business, change Party B’s main business or operation guidelines, or develop business operations that are not engaged by Party B currently;

1.1.6.	Cause or agree with Party B to, beyond daily business, undertake any debt or provide loans or guarantee to any third party;

1.1.7.	Beyond Party B’s daily business, sign or cause Party B to sign any agreement, guarantee or document that could materially affect Party B;

1.1.8.	Cause Party B to accept or acknowledge the counter party’s claim or request in relevant litigation, arbitration, dispute or similar situation;

1.1.9.	Cause Party B’s merger or division, or merger or alliance with a third party, or acquire any person or invest to any person; and

1.1.10.	Cause Party B to pay dividend in any way.

For the avoidance of doubt, “daily business” referred in this Article 1 means business that is necessary for Party B to operate its business. If the Parties have different understandings of “daily business”, Party A’s understand shall prevail.

1.2.	Party C and Party B hereby guarantee that Party C and Party D shall:

1.2.1.	Exert his right as Party B’s shareholder, approve the Exclusive Technology Consulting and Service Agreement signed by Party A and Party B and other agreements that Party A requests Party B to sign;

1.2.2.	At Party A’s request, provide relevant information related to Party B’s operation and financial status;

1.2.3.	Notice Party A immediately any happened or possibly to be happened litigation, arbitration or administrative procedure related to Party B’s assets, business and revenue;

1.2.4.	In order to maintain Party B’s ownership of its whole assets, sign all necessary or proper documents, adopt all necessary or proper activities, present all necessary or proper claim, or pursue necessary or proper defense for all compensation claim;

1.2.5.	Vote for nominees of Party A as Party B’s directors on Party B’s shareholder meetings and cause such directors to vote for nominees of Party A as Party B’s senior management personnel on relevant board of directors meeting;

1.2.6.	Sign a Power of Attorney, which is similar to Annex 1 of this Agreement in content and format, within 3 days after the execution of this Agreement, and authorize Party A’s nominee as its representative to exert all of its rights as Party B’s shareholder according to Party B’s Articles of Association and relevant laws at Party B’s shareholder meeting;

1.2.7.	Exert his rights as a shareholder of Party B to approve any plan, proposal or action, which are not in violation of relevant laws and regulations, as requested by Party A in writing;

1.2.8.	Without Party A’s prior written consent, Party C and Party D guarantee that, within the term of this Agreement and after 1 year of its expiration, they will not, nor allow their related persons or affiliates, directly or indirectly, in his own name or as other company, enterprises, natural person, organization or legal entity’s representative or employee, provide consulting service or other assistance to other company, enterprises, natural person, organization or legal entity, align with such other company, enterprises, natural person, organization or legal entity, engage in business that is similar to or the same with possibly constitute directly or indirectly competition with Party A or/and Party B’s business, have any interest in such competitive business, except that the above-mentioned provision shall not be deemed to prevent Party C (including his related persons or affiliates) to engage in any kind of advertisement business other than time share advertisement business;

1.2.9.	Party C and Party D shall take responsibilities for breach of contact and the revenue derived from the compete business with Party A and Party B which will belong to Party A, if Party C and Party D fail to perform the obligations set forth in article 1.2.8. In addition, Party A and Party B shall have the right to claim Party C and Party D for compensation of actual losses.

“Affiliate” as referred to in this Agreement means with respect to a certain natural person or entity, directly or indirectly, controlled by, or control or under common control with any other natural person, partnership, company, trust or other entity. “Control” means the ownership, direct or indirect, of no less than 50% of the preferred shares, shares or other ownership interests that have election right (or equivalent right) of directors.

Party C and Party D’s “related persons” in this Agreement include: (i) entities in which Party C and Party D is a management personnel, a director, partner, directly or indirectly owns no less than 10% of the equity interest, (ii) any trust or other property that Party C or Party D has material interests, or as trustee (or similar entrustment title), and

(iii) main relatives of Party C or Party D, including Party C or Party D’s spouse, parents, children, grandparents, sisters and brothers and their respective spouse, daughter-in-law, son-in-law, and Party B’s parents, grandparents, sisters and brothers and their respective spouse.

1.3.	Party B hereby guarantees:

1.3.1.	Without Party A’s prior written consent, within the term of this Agreement and 1 year after its expiration, Party B shall not (nor shall permit its affiliates) directly or indirectly, in its own name or as other company, enterprises, natural person, organization or legal entity’s representative, or provide consulting service or other assistance to other company, enterprises, natural person, organization or legal entity, or align with such other company, enterprises, natural person, organization or legal entity, or engage in business that is similar to or the same with or possibly constitute directly or indirectly competition with Party A’s business, or have any interest in such competitive business.

1.3.2.	Party B shall take responsibilities for breach of contact and the revenue derived from the compete business with Party A which will belong to Party A, if Party B fails to perform the obligations set forth in article 1.3.2. In addition, Party A shall have the right to claim Party B for compensation of actual losses.

2.	The Appointment of Directors and Senior Management

2.1.	Party C and Party D hereby guarantee that as Party B’s shareholders, they will appoint Party A’s nominees as Party B’s directors.

2.2.	Party B hereby guarantees that it will appoint Party A’s nominees as its general manager, chief financial officer and other senior management personnel.

2.3.	Party B, Party C and Party D hereby guarantee that Party A may request to re-appoint relevant personnel at any time at its own discretion to terminate or replace Party B’s directors or senior management personnel; if the above-mentioned Party B’s directors or senior management personnel are Party A’s employee, such personnel shall lose their positions at Party B if they leave Party A or are fired by Party A; such vacancy shall be filled by Party A’s other nominees.

3.	Default and Termination

3.1.

If Party B, Party C and/or Party D’s default under this Agreement thus materially and adversely affects the overall arrangement pursuant to “Related Agreements”, Party B, Party C and/or Party D shall be deemed to default under any and all “Related Agreements”; If Party B, Party C and/or Party D’s default under any or all “Related Agreements” thus materially adversely affects the overall arrangement pursuant to “Related Agreements”, Party B and Party C shall be deemed to default under this Agreement. “Related Agreements” mean any or all agreements listed in Annex 2 of this Agreement and their supplements and amendments.

3.2.	This Agreement will be terminated as of the term expires unless renewal according to relevant articles.

3.3.	This Agreement can be early terminated by the Parties’ written consents. However, Party A may, at any time, send a written notice to the other parties to terminate this Agreement and this Agreement will be terminated 30 days thereafter.

4.	Confidentiality

4.1.	The Parties agree that all materials and information obtained, acquired or received from another Party in performing this Agreement are confidential information(“Confidential Information”), except the information that is publicly available. Confidential Information has economic and commercial values of the providing Party, and thus each Party undertakes to take all reasonable actions to keep it confidential. Unless for purposes of performing this Agreement, each Party shall not use the Confidential Information for any purposes, disclose, provide or transfer the Confidential Information to any third parties without the prior written consent of the providing Party.

4.2.	At the time of the termination of this Agreement, the Parties shall dispose of any documents, materials or software containing the Confidential Information upon the request of providing Party, and shall delete the Confidential Information from related storage hardware, and shall not continue using such Confidential Information.

4.3.	The Parties agree that this article 4 shall survive the change, cancellation or termination of this Agreement.

5.	Resolution of Disputes

5.1.	The formation, validity, interpretation and performance of this Agreement and the resolution of disputes under this Agreement shall be subject to PRC laws.

5.2.	Any disputes arising from the interpretation and performance of this Agreement shall first be resolved by all parities through friendly negotiations. In case no resolution can be reached within 30 days after one party delivers a written notice asking for friendly negotiations, any Party can refer such dispute to China International Economic and Trade Arbitration Commission ( “CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The seat of arbitration shall be Beijing. The arbitration award shall be final and binding upon all parties.

6.	Force Majeure

6.1.	An Event of Force Majeure means any event that is beyond the reasonable control of either party and unavoidable or unpreventable after it gives due attention, including, but not limited to, government act, act of God, fire, explosion, storm, flood, earthquake, tide, lightning or war, but insufficiency of credit standing, funds or financing shall not be deemed to be beyond the reasonable control of either party. The party seeking the exemption from its liabilities under this Agreement owing to an Event of Force Majeure shall, without undue delay, inform the other party of such event and the steps to be taken to perform its liabilities.

6.2.	Should the performance of this Agreement be delayed or prevented due to any Event of Force Majeure as defined above, the prevented party shall be exempt from its liabilities only to the extent of being delayed or prevented. The prevented party shall take appropriate measures to lower or eliminate the impact of such Event of Force Majeure, and make endeavors to resume the performance of the obligations delayed or prevented by such Event of Force Majeure. All parties agree to do their best to resume the performance of this Agreement once the Event of Force Majeure is eliminated.

7.	Notice

Any notice or other communications required by either party or Sichuan Time Share to be made under or pursuant to this Agreement shall be in Chinese and sent to the following address of the other party or such other address as may be notified by the other party from time to time by hand delivery, registered mail (postage prepaid), recognized courier service or fax. Notices shall be deemed to be duly served: (a) if by hand delivery, on the date of delivery; (b) if by mail, on the tenth (10th) day after the date of posting (as indicated on the postmark) of registered airmail (postage prepaid), or if by courier service, on the fourth (4th) day after being delivered to an internationally recognized courier service; or (c) if by fax, at the receiving time as indicated in the transmission confirmation of the relevant document.

Party A: Chengdu Time Share Technology Information Co., Ltd.

Address: Dayu Building, No. 312 Long Zhua Shu, Xiao Hong Men, Chaoyang District, Beijing

Fax: 010-87697911

Tel: 010-87695559

Attention: Xingyuan Yang

Party B: Sichuan Time Share Advertising & Communication Co., Ltd.

Address: Dayu Building, No. 312 Long Zhua Shu, Xiao Hong Men, Chaoyang District, Beijing

Fax: 010-87697911

Telephone: 010-87695556

Addressee: Jilun He

Party C: Jilun He

Address: Dayu Building, No. 312 Longzhuashu, Xiaohongmen, Chaoyang District, Beijing

Fax: 010-87697911

Telephone: 010-87695556

Party D: Da’en He

Address: Room 3331 of Jinlinbandao, No. 33 Caotang Road, Qingyang District, Chengdu

Telephone: 028-87361717

8.	Miscellaneous

8.1.	All annexes to this Agreement shall form an integral part of this Agreement and have the same legal effect as this Agreement.

8.2.	The Parties hereby acknowledge and confirm that, unless obtaining Party A’s prior written approval, Party B, Party C and Party D shall not assign their rights and obligations set forth in this Agreement to any third party that is not a party of this Agreement. Party B, Party C and Party D hereby acknowledge and confirm that Party A may assign its rights and obligations under this Agreement to any third party if necessary. When such assignment happens, Party A will only need to issue a written form notice to Party C and Party D without Party C and Party D’s consent.

8.3.	Should any provision of this Agreement be held to be invalid, revocable, illegal or unenforceable under applicable laws, such invalidity or unenforceability shall not invalidate, illegalize or render unenforceable the remainder of this Agreement.

8.4.	Any amendment and supplement to this Agreement shall be made by all Parties in a written form. All amendments and supplements duly signed by all Parties shall form an integral part of this Agreement and have the same legal effect as this Agreement.

8.5.	This Agreement constitutes the entire agreement and understanding between all parties with respect to the subject matter hereof and Supersedes and replaces all prior oral, written agreements and understandings between all parties with respect to the subject matters hereof.

8.6.	This Agreement shall go into effect as of the date of signing by the Parties and has a term of five (5) years.

8.7.	This Agreement is executed in four (4) originals in Chinese, with each party hereto holding one (1) original.

[No text below, followed by execution page]

[Execution page, no text]

Party A: Chengdu Time Share Technology Information Co., Ltd.

Authorize Representative (Signature):	/s/ Jilun He

Name: Jilun He

Date: November 10, 2006

Party B: Sichuan Time Share Advertising & Communication Co., Ltd.

Authorize Representative (Signature):	/s/ Jilun He

Name: Jilun He

Date: November 10, 2006

Party C: Jilun He

Signature:	/s/ Jilun He

Date: November 10, 2006

Party D: Da’en He

Signature:	/s/ Da’en He

Date: November 10, 2006

Annex 1

Sample of Power of Attorney

Power of Attorney

I,              (ID number:                             ), hereby solely, jointly and irreversibly authorize [WFOE’s nominee] to exert, within the term of this Power of Attorney, the following rights:

Authorize [WFOE’s nominee] to fully represent myself, as a shareholder according to Company Law and other PRC laws and regulations as well as Sichuan Time share’s Articles of Association at [] (Sichuan Time Share), in exerting all my rights, which include without limitation, nominate, vote or appoint Sichuan Time Share’s directors, supervisors and/or decide Sichuan Time Share’s operation guidelines and other material facts at the company’s shareholder meetings; authorize [WFOE’s nominee] totally represent myself to decide the sell, assignment or disposal of all or any of my equity in Sichuan Time Share.

The consistent effectiveness of the above-mentioned authorization and entrustment is subject to the consistent effectiveness of [WFOE]’s appointment. If [WFOE] repeals or terminates the appointment of [WFOE’s nominee], the authorization and entrustment I made to [WFOE’s nominee] will be automatically terminated and invalid. I promise to appoint and/or authorize other person who is nominated by [WFOE] to exert the above-mentioned rights.

Unless the Business Cooperation Agreement signed by [WFOE], Sichuan Time Share and me is terminated for any reason, this Power of Attorney will be effective as of the execution date till the termination of the Business Cooperation Agreement.

[ ] (signature)

[ ], 2006

Annex 2: List of Related Agreements

Related Agreements under this Agreement mean any and all agreements set forth below and the supplements and amendments thereof:

Items	Name	Parties	Date of Execution
1	Cooperative Operations Agreement	Chengdu Time Share Technology Information Co., Ltd., Sichuan Time Share Advertising & Communication Co., Ltd., Jilun He, and Da’en He	November 10, 2006

2	Call Option Agreement	Chengdu Time Share Technology Information Co., Ltd., Jilun He, and Da’en He	November 10, 2006

3	Loan and Equity Pledge Agreement	Chengdu Time Share Technology Information Co., Ltd., Jilun He, and Da’en He	November 10, 2006

4	Domain Name and Trademark License Agreement	Chengdu Time Share Technology Information Co., Ltd., and Sichuan Time Share Advertising & Communication Co., Ltd.	November 10, 2006